Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dual dated April 19, 2019 and June 25, 2019, relating to the consolidated financial statements of Nutriband Inc. and subsidiaries as of and for the years ended January 31, 2019 and 2018. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

June 26, 2019